UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

IMARX THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0001-33043	86-0974730
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 East River Road, Suite 200, Tucson, AZ	85718-5893
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 770-1259

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2008, ImaRx Therapeutics, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter indicating that based on the Company’s Form 10-Q for the period ended June 30, 2008, the Nasdaq Staff determined that the Company’s stockholders’ equity was $569,000. In addition, as of August 19, 2008, the Nasdaq Staff determined that the market value of listed securities was $1,423,203. Finally, the Staff also noted that the Company reported net loss from continuing operations of ($8,764,000), ($699,000), and ($27,926,000), in its annual filings for the years ended December 31, 2007, 2006 and 2005, respectively. Accordingly, the Company does not comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

As a result, the Nasdaq Staff is reviewing the Company’s eligibility for continued listing on The Nasdaq Capital Market. To facilitate their review, the Nasdaq Staff has requested that the Company provide on or before September 4, 2008, the Company’s specific plan to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements, including the time frame for completion of the plan.

On August 26, 2008, the Company issued a press release announcing the receipt of the Nasdaq Staff Deficiency Letter. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by ImaRx Therapeutics, Inc. on August 26, 2008. 9 99

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2008

IMARX THERAPEUTICS, INC.

/s/ KEVIN ONTIVEROS
By: Kevin Ontiveros
Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by ImaRx Therapeutics, Inc. on August 26, 2008.

4